UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2018 (January 15, 2018)

CAPSTONE SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-207100	30-0867167
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25/F, First Trade Building, 985 Dong Fang Road,

Pudong Xinqu, Shanghai, China, 200000

(Address of principal executive offices)

(86) 021-61605313

(Registrant’s telephone number, including area code)

242 Dolenjska cesta, Ljubljana, Slovenia, 1000

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2018, Capstone Systems Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Yunguhui Group Limited (“Yunguhui”) and five stockholders of Yunguhui, together holding 100% of the issued and capital stocks of Yunguhui (“Yunguhui Stockholders”). Pursuant to the Share Exchange Agreement, in exchange for all of the issued and outstanding stocks of Yunguhui (“Yunguhui Shares”), the Company will, upon the closing of the Share Exchange Agreement, issue to Yunguhui Stockholders in the aggregate of 200,000,000 newly issued shares of the Company’s common stock and in the individual amounts as set forth on Schedule A of the Share Exchange Agreement.

The form of Share Exchange Agreement, is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of such documents is qualified in its entirety by reference to the full text of such documents.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The issuance of the Yunguhui Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore the Yunguhui Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, relied on the exemption from registration provided by Section 4(2) and Regulation S of the Securities Act of 1933, as amended, based on the Company’s belief that the offer and sale of the Yunguhui Shares do not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement between Capstone Systems Inc., Yunguhui Group Limited, and Yunguhui Stockholders, dated January 15, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capstone Systems, Inc.

Date: January 16, 2018	By:	/s/ Xu Jiyuan
	Name:	Xu Jiyuan
	Title:	President

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